Exhibit 5.1

Akerman Senterfitt One Southeast Third Avenue 25th Floor Miami, Florida 33131 Tel: 305.374.5600 Fax: 305.374.5095

December 28, 2012

JAVELIN Mortgage Investment Corp.

3001 Ocean Drive, Suite 201

Vero Beach , FL  32963

Re:

Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to JAVELIN Mortgage Investment Corp., a Maryland corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act") relating to the registration by the Company of 225,002 shares of the Company's common stock, par value $0.001 per share (the "Shares") that may be issued pursuant to the Company's 2012 Stock Incentive Plan (the "Plan"). This opinion is being issued pursuant to the requirements of the Securities Act.

In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have considered necessary in order to enable us to render this opinion, including: (i) the Registration Statement, which includes the Plan filed as an exhibit thereto, (ii) the Company's Articles of Incorporation, as amended and restated, to date (the "Articles"), (iii) the Company's By-laws, (iv) certain resolutions and minutes of the Board of Directors of the Company relating to the Registration Statement, the Plan and the proposed registration, issuance and sale of the Shares under the Plan (the "Resolutions"), (v) certificates of public officials and certificates of officers or other representatives of the Company, and (vi) such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration, the Plan and the registration, issuance and sale of the Shares; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) as to matters of fact, the truthfulness of the factual statements of the Company made in the Plan and the Registration Statement and in the certificates of public officials and officers of the Company; and (d) that the total number of shares of common stock issued and outstanding after the issuance of any of the Shares will not exceed the number of shares of common stock that the Company then has the authority to issue under the Articles.

Based on the foregoing, and subject to the assumptions qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the Articles, the Resolutions and the Plan, will be validly issued, fully paid and non-assessable.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Maryland, as in effect on the date hereof.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished to you for your benefit in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission issued thereunder.

Sincerely,

/s/ AKERMAN SENTERFITT

AKERMAN SENTERFITT

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